Shares Pledge Agreement

This Agreement was signed by both parties in Yiyang, Jiangxi, P.R.C. on December 3, 2007.

Pledger (hereinafter referred to as Party A) : Wu Yiting
The ID number: 362326196305220049

Pledgee (hereinafter referred to as Party B) : Jiangxi Morgan Star Copper Technology Co., Ltd.
Registered Address: Fengze Mall, Guangchang Road, Yijiang Town, Yiyang County, Jiangxi Province.

Whereas:

1. Since the date when this agreement is signed, Party A is the sole sharehoulder of Jiangxi Yiyang Fuda Copper Co., Ltd. (The “Yiyang Fuda”), and holds all equity of Yiyang Fuda.

2. Party B is a wholly-foreign owned company established under the laws of P.R.C., and registered at Jiangxi Province, Shangrao Administration of Industry and Commerce Bureau, with the legally valid business license No.361100510000102;

3. Yiyang Fuda is a limited liability company established in accordance with the laws of P.R.C., and registered at Jiangxi Province, Yiyang Administration of Industry and Commerce Bureau. Hitherto it legally exists, with the legally valid business license No. 3623262000077;

4. Yiyang Fuda and Party B have signed the Entrusted Management Agreement and Purchase Agreement. The management of Yiyang Fuda is entrusted to Party B, The operation assets of Yiyang Fuda is sold or lent to Party B, The real estates and land use right which situated at #93 Dongzhan Road and Gejiaba Huating Town is lent to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% shares of Yiyang Fuda she own to Party B.

5. Party B accepts the pledge of Yiyang Fuda’s 100% shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation in the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party B is entitled to under all related agreements by and between both parites.

Article 2 Pledged Properties

The pledge properties are 100% of the shares of Yiyang Fuda that are currently held by Party A and the proceeds thereof.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and between both parties.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Yiyang Administration for Industry and Commerce concerning the pledged shares.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1 This Agreement shall go into effect when it is signed by Party A and the authorized representatives of the Parties with seals affixed;

6.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement..

11.2 The Agreement shall be executed in five copies, both in Chinese and English. Either party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

11.3 In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

[No Text Below, Signature Page Only]

Party A:	/s/ Wu Yiting
Wu Yiting

Party B: Jiangxi Morgan Star Copper Technology Co., Ltd (seal)

Authorized representative (signature): /s/ Wu Yiting